UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2012

Molycorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-34827 (Commission File Number)	27-2301797 (IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

Registrant's telephone number, including area code: (303) 843-8040

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

        On March 8, 2012, Molycorp, Inc., a Delaware corporation (the "Company"), entered into a definitive arrangement agreement (the "Agreement") to acquire all of the outstanding common shares of Neo Material Technologies Inc. ("Neo") for an aggregate purchase price of approximately $1.3 billion (Cdn $1.3 billion) (the "Neo Acquisition"), as described in the Current Report on Form 8-K filed by the Company on March 14, 2012. In connection with the Neo Acquisition, the Company is disclosing under Item 7.01 of this Current Report on Form 8-K the unaudited pro forma condensed consolidated financial statements giving effect to the proposed Neo Acquisition and related financings on the historical financial position and results of operations of the Company and Neo in Exhibit 99.1, which information is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.
By:	/s/ James S. Allen
	Name:	James S. Allen
	Title:	Chief Financial Officer and Treasurer

Date: May 14, 2012

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.